UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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WSI Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[WSI LOGO]

WSI INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 18, 2013

Notice is hereby given that the Annual Meeting of Shareholders of WSI Industries, Inc. will be held at its offices at 213 Chelsea Road, Monticello, Minnesota, 55362, on Wednesday, December 18, 2013, at 1:00 p.m., local time, for the following purposes:

1.	To elect five directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected.

2.	Advisory vote to approve Named Executive Officer compensation.

3.	Advisory vote on the frequency of future executive compensation advisory votes.

4.	To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as independent public accountants for the fiscal year ending August 31, 2014.

The Board of Directors has fixed the close of business on October 21, 2013, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Michael J. Pudil,
Chairman

Minneapolis, Minnesota
November 15, 2013

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 18, 2013

WSI Industries, Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at www.wsiindustries.com by following the link for “Investor Relations” and then “Annual Meeting Materials”:

—	Notice of 2014 Annual Meeting of Shareholders to be held on Wednesday, December 18, 2013;

—	Proxy Statement for 2014 Annual Meeting of Shareholders to be held on Wednesday, December 18, 2013; and

—	Annual Report on Form 10-K for the fiscal year ended August 25, 2013.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

[WSI LOGO]

WSI INDUSTRIES, INC.

213 Chelsea Road

Monticello, MN 55362

PROXY STATEMENT

Solicitation of Proxies

This proxy statement is furnished to the shareholders of WSI Industries, Inc. (“we” or “us” or “WSI Industries”) in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders to be held on December 18, 2013, or any adjournment(s) or postponement(s) thereof. Our offices are located at 213 Chelsea Road, Monticello, Minnesota 55362 and our telephone number is (763) 295-9202. The mailing of this proxy statement to our shareholders commenced on or about November 15, 2013.

Cost and Method of Solicitation

The cost of this solicitation will be borne by WSI Industries. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, facsimile or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Quorum and Voting

We currently have only one class of securities, common stock, of which 2,906,544 shares were issued and outstanding and entitled to vote at the close of business on October 21, 2013. Only shareholders of record at the close of business on October 21, 2013 will be entitled to vote at the Annual Meeting.

Each share is entitled to one vote and shareholders have cumulative voting rights in connection with the election of directors in the event any shareholder gives written notice of intent to cumulate votes to any officer of WSI Industries before the Annual Meeting or to the presiding officer at the Annual Meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. In the event that there is cumulative voting, the proxies shall have the authority and discretion to vote the shares cumulatively for any nominee or nominees for whom authority to vote has not been withheld and to cast the votes in their discretion among any nominee(s) for whom authority to vote has not been withheld.

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please grant a proxy to vote as promptly as possible in order to ensure your representation at the meeting. To grant your proxy, you may complete, date, sign and return the enclosed proxy by mail or follow the enclosed instructions to grant a proxy to vote by means of telephone or the Internet.

Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee, for “3 YEARS” on Proposal 3, and “FOR” each of the other proposals.

If you are a street name holder and you do not return your voting form to your broker, no votes will be cast on your behalf for Proposal 1, the election of directors; Proposal 2, the advisory vote to approve Named Executive Officer compensation; or Proposal 3, advisory vote on the frequency of future executive compensation advisory votes. This is sometimes called a “broker non-vote.” Your broker will be entitled to vote in its discretion on Proposal 4, the ratification of Schechter Dokken Kanter Andrews & Selcer Ltd. as our independent registered public accounting firm for fiscal year 2014. Shareholders of WSI Industries who own shares of common stock through a bank or brokerage are sometimes called “street name” holders. Street name holders should review the additional information below under “Casting Your Vote as a Street Name Holder.”

Quorum and Vote Requirements

Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at this 2014 Annual Meeting of Shareholders, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at this Annual Meeting will determine whether or not a quorum is present.

“Broker non-votes,” or shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers, are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote.

A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors, which is Proposal 1. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. Directors will be elected by a plurality of the voting power of the shares present at the Annual Meeting and entitled to vote on the election of directors.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2, advisory vote to approve Named Executive Officer compensation and Proposal 4, ratification of appointment of independent auditors. If you vote “ABSTAIN” on a proposal, it has the same effect as a vote against the proposal. Proposals 2 and 4 generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

With respect to Proposal 3, advisory vote on the frequency of future executive compensation advisory votes, you may vote “1 YEAR” for every year, “2 YEARS” for every two years, “3 YEARS” for every three years, or “ABSTAIN.”  The option receiving a plurality of the votes cast at the Annual Meeting by holders of common stock voting on Proposal 3 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Casting Your Vote as a Street Name Holder

If you hold your shares through a broker (that is, in “street name”) and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote.

As of January 1, 2010, brokers no longer have discretionary authority to vote their customers’ shares in an election of directors unless those customers give the brokers instructions on how to vote. As a result, if you hold your shares in street name and do not provide voting instructions to your broker, no votes will be cast on your behalf for Proposals 1, 2 and 3. Because of this change in broker voting rules, all street name holders are urged to provide instructions to their brokers on how to vote their shares at the Annual Meeting on Proposals 1, 2 and 3.

Make your vote count! Instruct your broker how to cast your vote!

If you hold your shares in street name, your broker will continue to have discretion to vote any uninstructed shares on Proposal 4, ratification of appointment of independent auditors.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

●	Sending a written statement to that effect to the Secretary of WSI Industries;

●	Submitting a properly signed proxy card with a later date;

●	If you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility; or

●	Voting in person at the Annual Meeting.

All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 213 Chelsea Road, Monticello, Minnesota 55362, and our telephone number is (763) 295-9202.

Annual Meeting and Special Meetings; Bylaw Amendments

This 2014 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our secretary, by a majority of the Board or by shareholders as provided by law. Minnesota law permits a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting to call a special meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals and Shareholder Nominees for 2015 Annual Meeting.”

Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table includes information as of October 21, 2013, concerning the beneficial ownership of our common stock by (i) shareholders known to us to hold more than five percent of our common stock, (ii) each of our directors and director nominees, (iii) each Named Executive Officer and (iv) all of our current executive officers and directors as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. The business address of each person is 213 Chelsea Road, Monticello, Minnesota 55362.

Name and Address of Beneficial Owner	Amount (1)	Percent Of Class (2)
Thomas C. Bender (3)(4)	11,000	*
James D. Hartman (3)(4)	6,000	*
Burton F. Myers II (3)(4)	7,000	*
Michael J. Pudil (3)(4)	64,243	2.2%
Benjamin T. Rashleger (3)(4)(5)	69,649	2.4%
Paul D. Sheely (5)	57,228	1.9%
All Current Officers and Directors as a Group (6 persons)	215,120	7.1%

*	Less than one percent.

(1)

Includes the following number of shares that may be purchased within sixty days of October 21, 2013 pursuant to outstanding stock options: Mr. Bender, 7,000 shares; Mr. Hartman, 5,000 shares; Mr. Myers, 7,000 shares; Mr. Pudil, 1,500 shares; Mr. Rashleger, 49,500 shares; Mr. Sheely, 43,833 shares; and all current officers and directors as a group, 113,833 shares.

(2)

Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for computing such person’s percentage, but are not treated as outstanding for computing the percentage of any other person.

(3)	Serves as a director of WSI Industries.

(4)	Nominee for election to the Board of Directors.

(5)	Named Executive Officer.

PROPOSAL 1:
ELECTION OF DIRECTORS

Five directors will be elected at the 2014 Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Governance/Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, the five persons named below. All nominees are currently directors of WSI Industries.

It is intended that proxies will be voted for the nominees named below, and the Board of Directors has no reason to believe any nominee will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

Information Regarding Nominees

Set forth below are the biographies of the nominees, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director of WSI Industries at this time. All nominees meet the criteria applicable to Board nominees that are set out in our Governance Guidelines and summarized under “Corporate Governance – Director Nominees – Criteria for Nomination to the Board; Diversity Considerations.”

Thomas C. Bender, age 67, has served as our director since 2008. From 1997 to 2008, Mr. Bender was the President and Chief Executive Officer of Cretex Companies, Inc., a diversified manufacturing holding company. He retired from Cretex Companies in 2008. From 1984 to 1997, Mr. Bender was employed in roles of increasing responsibility within Cretex Companies, Inc.

Mr. Bender brings to the Board a strong background in executive management through his service for more than a decade as the Chief Executive Officer of a manufacturing holding company. This executive management expertise qualifies Mr. Bender to serve as a director of WSI Industries.

James D. Hartman, age 67, has served as our director since October 19, 2010. From 2003 until it was acquired in 2007, Mr. Hartman was the Chairman of Enpath Medical, Inc., a publicly traded medical device company. From 1991 until 2007, Mr. Hartman held a variety of executive leadership positions with Enpath Medical, Inc. and its predecessor company, including serving as Chief Executive Officer of Enpath from February 1996 to his retirement from that position in January 2006. Mr. Hartman has served as a director of NVE Corporation (Nasdaq: NVEC) since August 2006.

Mr. Hartman’s nearly twenty years experience as a director and executive officer of a publicly traded company qualify him to serve as a director for WSI Industries. In addition, Mr. Hartman qualifies as an audit committee financial expert.

Burton F. Myers II, age 59, has served as our director since 2008. Mr. Myers is President of Franklin Partners, Inc., a company providing advisory services in connection with acquisition and divestiture transactions, which he founded in 1993. From 1984 to 1993, he was a principal and President of Franklin Investments, Inc., which acquired privately-held companies.

Mr. Myers is qualified to serve as a director of WSI Industries because of his extensive experience in merger and acquisition transactions and corporate development, as well as executive leadership for both public and private companies.

Michael J. Pudil, age 65, has served as our director since 1993 and is the Chairman of the Board of Directors. Mr. Pudil also served as our Chief Executive Officer from 1993 until December 31, 2011 and from 1993 to October 2009, also held the title of President. Prior to joining WSI Industries, Mr. Pudil was Vice President and General Manager of Remmele Engineering, Inc., a privately-held contract machining company located in St. Paul, Minnesota.

Mr. Pudil is qualified to serve on the WSI Industries Board of Directors because he brings to the Board a keen understanding of our business and industry developed through his tenure as our Chief Executive Officer and in his previous position in management of another contract machining company.

Benjamin T. Rashleger, age 38, was elected as a director on October 20, 2011. Effective January 1, 2012, Mr. Rashleger was appointed as our Chief Executive Officer. Prior to being appointed as our Chief Executive Officer, Mr. Rashleger served as our President and Chief Operating Officer beginning October 12, 2009. Prior to joining WSI, Mr. Rashleger was the President and Chief Financial Officer of Milltronics Manufacturing Company, a privately held machine tool manufacturer in Waconia, Minnesota from 2006 until June 2007. As President and Chief Financial Officer, Mr. Rashleger was responsible for all aspects of operations and finance matters for Milltronics. From 2002 to 2006, Mr. Rashleger served Milltronics Manufacturing as Vice President, where he was responsible for all financial, procurement, information systems and customer service related activities. In June 2007, Milltronics Manufacturing Company was acquired by Liberty Diversified Industries and Mr. Rashleger continued on as the Director of Operations of Milltronics Manufacturing as a Liberty Diversified Industries company from June 2007 until December 2008. As the Director of Operations, Mr. Rashleger continued to be responsible for the operations of the Milltronics Manufacturing business of Liberty Diversities Industries. From January 2009 until his appointment as our President and Chief Operating Officer, Mr. Rashleger was on sabbatical and exploring opportunities. Mr. Rashleger earned a Bachelor of Science degree in Business from the Carlson School of Management at the University of Minnesota.

Mr. Rashleger is qualified to serve on the WSI Industries Board because of his deep understanding of our industry and operations, as well as the channel of communication he will provide to the Board as a member of management.

Vote Required

Under Minnesota law and our bylaws, directors are elected by a plurality of the voting power of the shares present at the Annual Meeting and entitled to vote on the election of directors. This means that since shareholders will be electing five directors, the five nominees receiving the highest number of votes will be elected.

The Board of Directors Recommends a Vote FOR
Each of the Nominees for Director.

CORPORATE GOVERNANCE

Board and Nominee Independence

The Board of Directors undertook a review of director independence in October 2013 as to all of the five directors then serving. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his immediate family) and WSI Industries, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the directors, except Mr. Pudil and Mr. Rashleger, are independent as defined by the Nasdaq Listing Rules. Mr. Pudil and Mr. Rashleger are not independent under the Nasdaq Listing Rules because each is or has been employed by WSI Industries and each serves or has served as an executive officer.

Committees of the Board of Directors and Committee Independence

The Board of Directors has established a Governance/Nominating Committee, a Compensation Committee and an Audit Committee. The composition and function of these committees are set forth below.

Compensation Committee. The Compensation Committee reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers and senior management of WSI Industries. Among its other duties, the Compensation Committee oversees our stock-based compensation plans for executive officers, recommends Board compensation, and reviews and makes recommendations on succession plans for the Chief Executive Officer. The Compensation Committee annually reviews the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance. The current members of the Compensation Committee are Messrs. Thomas C. Bender (chair), James D. Hartman and Burton F. Myers II. During fiscal year 2013, the Compensation Committee met three times.

The charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be “independent” according to the Nasdaq Listing Rules and a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “1934 Act”). Each member of the Committee also must meet the independence requirements of 1934 Act rules. Each member of our Compensation Committee meets these requirements. The charter of the Compensation Committee is available by following the link to the “Investor Relations” section of our website at www.wsiindustries.com.

Governance/Nominating Committee. The Governance/Nominating Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors, ensuring that our Board and governance policies are appropriately structured, reviewing and recommending changes to our governance guidelines, and overseeing Board and Committee evaluations. The current members of the Governance/Nominating Committee are Messrs. Burton F. Myers II (chair and also lead director), Thomas C. Bender and James D. Hartman. During fiscal year 2013, the Governance/Nominating Committee met one time.

The charter of the Governance/Nominating Committee requires that this committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Listing Rules. Each member of the Governance/Nominating Committee meets these requirements. The charter of the Governance/Nominating Committee is available by following the link to the “Investor Relations” section of our website at www.wsiindustries.com.

Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available by following the link to the “Investor Relations” section of our website at www.wsiindustries.com. The Audit Committee presently consists of Messrs. James D. Hartman (chair), Thomas C. Bender and Burton F. Myers II. During fiscal year 2013, the Audit Committee met four times.

The charter of the Audit Committee requires that all members of the Audit Committee must be “independent” directors under the Nasdaq Listing Rules and meet the independence requirements of the rules of the Securities and Exchange Commission. The members of the Audit Committee must also meet the experience and sophistication requirements of the Nasdaq Listing Rules. The composition of the Audit Committee meets these requirements. The Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After such review, upon the recommendation of the Governance/Nominating Committee, the Board of Directors has determined that Mr. Hartman meets the Securities and Exchange Commission definition of an “audit committee financial expert.”

Board Leadership Structure

Effective January 1, 2012, Mr. Pudil retired as our Chief Executive Officer and Mr. Rashleger was promoted to Chief Executive Officer. In connection with Mr. Pudil’s retirement as our Chief Executive Officer, Mr. Rashleger also was appointed to the Board in October 2011. Following his retirement as our Chief Executive Officer, Mr. Pudil has remained chairman of the Board. Effective January 5, 2011, the Board of Directors appointed Burton F. Myers II to serve as lead director, with responsibility for, among other things, presiding at executive sessions of the Board.

The Board of Directors does not have a policy as to whether the chairman should be an independent director, an affiliated director, or a member of management. We also have three standing committees that are each led by a chair. All members of each committee are “independent directors” under the Nasdaq Listing Rules and meet the other similar independence requirements applicable to that committee. No executive officer serves on any committee.

Our Board believes its current leadership structure is appropriate because it effectively allocates responsibility, authority and oversight between management and our Board and the committees of our Board. It does this by giving primary responsibility for the operational leadership to our Chief Executive Officer and giving primary responsibility for strategic direction to our Board, where the Chief Executive Officer is able to provide critical and meaningful insight into the interaction between strategic direction and the operational level execution of our strategies because he is also a board member. The lead director serves as an independent leader among all Board members and provides leadership to the independent directors.

The Governance/Nominating Committee also believes that the existing committee structure facilitates oversight of management by promoting communication by management relating to key audit, compensation and governance matters, and independent consideration of these matters by committees that are comprised exclusively of independent directors.

Board’s Role in Risk Oversight

In our business, we face a number of risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management.

The Board of Directors exercises direct oversight of strategic risks to our company, as well as certain business and operational risks. Our Audit Committee exercises oversight, on behalf of the Board of Directors, relating to accounting, financial controls, financial reporting and related risks. The Compensation Committee supports the Board’s role in risk oversight by overseeing risks relating to compensation programs and policies. In each case, management periodically reports to our Board or relevant committee regarding risks and management’s process to assess and mitigate those risks. Each committee charged with areas of risk oversight also reports to our Board on those matters. Because of the relatively small size of our Board and the fact that directors typically serve on more than one committee, from time to time the Board also exercises direct risk oversight relating to the areas within the risk oversight authority of the committees.

Director Nominations

The Governance/Nominating Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Article II, Section 5 of our Amended and Restated Bylaws as described in the section of this proxy statement entitled “Shareholder Proposals for Nominees.”

Criteria for Nomination to the Board; Diversity Considerations. The Governance/Nominating Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Governance/Nominating Committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, as the Governance/Nominating Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of WSI Industries and the Board of Directors.

The Governance/Nominating Committee evaluates each prospective nominee against the following standards and qualifications:

●

Background, including high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct our affairs and business;

●

Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

●	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;
●	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education; and
●	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity.

The Committee also considers such other relevant factors as it deems appropriate. The Governance/Nominating Committee will consider persons recommended by the shareholders in the same manner as other nominees.

The Governance/Nominating Committee does not have a formal policy with respect to diversity. However, as part of the nominee selection process for this Annual Meeting, the Governance/Nominating Committee reviewed the knowledge, experience, skills, expertise, and other characteristics of each director nominee. Based upon that review, the Governance/Nominating Committee believes that each director contributes to the Board’s diversity in terms of knowledge, experience, skills, expertise, and other demographics that particular director brings to the Board.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance/Nominating Committee deems appropriate, a third-party search firm. The Governance/Nominating Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Governance/Nominating Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Governance/Nominating Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Board Nominees for the 2014 Annual Meeting. The Governance/Nominating Committee selected the nominees for this 2014 Annual Meeting in October 2013. All of the nominees for election at this 2014 Annual Meeting served as directors during fiscal year 2013 and were elected by shareholders at the 2013 Annual Meeting. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance/Nominating Committee may choose to do so in the future.

Shareholder Proposals for Nominees. The Governance/Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance/Nominating Committee c/o the Secretary of WSI Industries and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the 1934 Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described in our Amended and Restated Bylaws and under the caption “Shareholder Proposals and Shareholder Nominees for 2015 Annual Meeting” below.

Board Attendance at Meetings

The Board of Directors met five times during fiscal year 2013. Each nominee who served as a director in fiscal year 2013 attended at least 75% or more of the meetings of the Board of Directors and any committee on which he served.

We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend shareholder meetings that are held in conjunction with a meeting of the Board of Directors. All members of the Board of Directors then serving attended the 2013 Annual Meeting of Shareholders.

Communications with Directors

Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to lead.director@wsci.com or by directing the communication in care of lead director, at the address set forth on the front page of this proxy statement.

Code of Ethics

On October 29, 2003, we adopted a Code of Ethics & Business Conduct that applies to all directors and employees, including our principal executive officer and principal financial officer, or persons performing similar functions. The Code of Ethics & Business Conduct is an exhibit to our Annual Report on Form 10-K for the year ended August 28, 2004 filed with the Securities and Exchange Commission and available at www.sec.gov.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is currently comprised of Messrs. Hartman, Bender and Myers. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Schechter Dokken Kanter Andrews & Selcer Ltd., our independent accountants. The discussions with Schechter Dokken Kanter Andrews & Selcer Ltd. also included the matters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Schechter Dokken Kanter Andrews & Selcer Ltd provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Schechter Dokken Kanter Andrews & Selcer Ltd.

Based on the discussions with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee’s review of the representations of management and the report of Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended August 25, 2013 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS:

James D. Hartman	Thomas C. Bender	Burton F. Myers II
(Chair)

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

EXECUTIVE OFFICERS

Set forth below is biographical and other information on our current executive officers. Information about Benjamin T. Rashleger, who began serving as our Chief Executive Officer January 1, 2012 and prior to that time, served as our President and Chief Operating Officer, may be found under the heading “Nominees for Election to the Board of Directors” at Proposal 1: Election of Directors.

Paul D. Sheely, age 54, has served as our Chief Financial Officer and Vice President of Finance, as well as our Treasurer and Secretary, since September 1998. From 1996 to 1998 he served as Chief Financial Officer of Graseby Medical, Inc., a medical device manufacturer of volumetric infusion pumps.

DIRECTOR AND EXECUTIVE COMPENSATION

Explanation of Compensation

The following discussion and analysis describes our compensation objectives and policies as applied to Benjamin T. Rashleger and Paul D. Sheely, the persons serving as our executive officers during our fiscal year 2013. These executive officers are sometimes referred to as our “Named Executive Officers.”

This explanation section is intended to provide a framework for understanding the actual compensation awarded to or earned by each Named Executive Officer during fiscal year 2013, as reported in the compensation tables and accompanying narrative sections of this proxy statement.

For the Named Executive Officers, fiscal year 2013 compensation consisted of base salary, a cash bonus based on achievement of fiscal year 2013 goals determined by the Compensation Committee, and long-term equity compensation.

Overview of the Compensation Process

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for directors. The Compensation Committee has also been appointed by the Board of Directors to administer our 2005 Stock Plan (the “2005 Plan”).

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. On October 17, 2012, the Compensation Committee adopted and the Board of Directors approved a performance based cash bonus plan for fiscal year 2013 (the “2013 Incentive Plan”) for Messrs. Rashleger and Sheely and other members of management. The Compensation Committee also approved the bonus that may be earned by Messrs. Rashleger and Sheely under the 2013 Incentive Plan, as a percentage of the executive officer’s salary, at the threshold, target and maximum levels.

Use of Compensation Consultant and Role of Management

Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. During fiscal 2012, the Compensation Committee engaged a compensation consultant to assist it in determining executive and director compensation for fiscal year 2013. The compensation consultant reported to the Compensation Committee, which was responsible for oversight of and direction to the consultant. The compensation consultant delivered to the Compensation Committee a review of the Company’s compensation practices relating to base salaries, short-term incentives, total cash compensation and long-term incentive compensation, which the Compensation Committee used in making its determinations relating executive compensation for fiscal year 2013.

In determining compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties, responsibilities and performance of the other executive officer and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all Named Executive Officers, the awards under the cash incentive compensation program, and the awards under the long-term equity program. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2013 Incentive Plan. From time to time, the Named Executive Officers are invited to attend meetings of the Compensation Committee. No Named Executive Officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such Named Executive Officer’s compensation.

2013 Compensation for Named Executive Officers

Base Salaries

On October 17, 2012, Compensation Committee set the annual base salaries for the Named Executive Officers effective October 23, 2012. Mr. Rashleger’s annual base salary was increased to $240,000, reflecting his responsibilities effective January 1, 2012 as our Chief Executive Officer. Mr. Sheely’s base salary was increased to $146,500 from $140,910, which the Compensation Committee believes reflects a cost of living adjustment.

In determining base salaries for Messrs. Rashleger and Sheely for fiscal year 2013, the Compensation Committee reviewed and discussed our historical and projected financial performance, and the impact of economic conditions on our business. The Compensation Committee also reviewed information provided by its compensation consultant, historical salary data for the executive officer positions, the total cash compensation Messrs. Rashleger and Sheely may earn from the cash incentive plan and information regarding salary practices at other companies based on surveys, reports and other market data.

Design of 2013 Incentive Plan

For fiscal year 2013, cash incentive compensation was available to Messrs. Rashleger and Sheely through the 2013 Incentive Plan. On October 17, 2012, the Compensation Committee recommended, and the Board of Directors approved, the 2013 Incentive Plan for the Company’s executive officers and other members of management. The Compensation Committee also approved the bonus that may be earned by executive officers under the 2013 Incentive Plan, as a percentage of the executive officer’s salary, and the performance goals under the 2013 Incentive Plan.

Under the 2013 Incentive Plan, Messrs. Rashleger and Sheely are eligible for a target bonus based on a percentage of his respective base salary. Mr. Rashleger’s target bonus is equal to 60% of his base salary and Mr. Sheely’s target bonus is equal to 45% of his base salary. The Compensation Committee established minimum, target and maximum performance goals relating to adjusted pre-tax income and value-add sales in fiscal year 2013 as compared to fiscal year 2012 using a matrix. The Company’s fiscal year 2013 performance as compared to the matrix of goals established by the Compensation Committee relating to adjusted pre-tax income and value-add sales will determine the factor to be applied to each executive officer’s target bonus percentage. Under the 2013 Incentive Plan, adjusted pre-tax income is defined as pre-tax income excluding incentive compensation expense and value-add sales is defined as sales excluding any outside services or purchased materials. In fiscal year 2012, cash incentive bonus amounts were based on the return on assets (“ROA”) for the fiscal year with ROA being defined as pretax income before incentive compensation divided by average tangible assets. In fiscal year 2013, the Compensation Committee determined not to use ROA as a performance goal in favor of two metrics that better incent improvement in both sales and income.

The target bonus factor will be adjusted if the Company’s fiscal year 2013 performance exceeds or is less than the target level, up to 1.8 times the target bonus at the maximum level and reduced to 0.2 times the target bonus at the minimum level. If achievement as to any particular performance goal is between two defined amounts in the matrix, the bonus factor will be interpolated. Achievement of the performance goals at less than target level will result in decreasing incentive amounts under the matrix until the achievement fails to meet the minimum performance goals under the matrix, at which point the participant is entitled to no incentive payment under the 2013 Incentive Plan.

Mr. Sheely also has certain departmental goals, which were determined by the Compensation Committee. His bonus opportunity under the 2013 Incentive Plan is weighted 50% to the Company performance matrix described above and 50% to multiple defined departmental goals, with each departmental goal variably weighted towards the 50%. The Compensation Committee will determine Mr. Sheely’s achievement of the departmental goals, which may be achieved in part or in whole. Mr. Rashleger does not have departmental goals and his bonus is based solely on the Company performance matrix described above. However, if the Company’s achievement of the performance goals under the 2013 Incentive Plan fails to meet the minimum performance goals under the matrix, Mr. Sheely would be entitled to no incentive payment under the 2013 Incentive Plan regardless of his achievement of department goals.

Payouts of the cash bonus under the 2013 Incentive Plan are to be made following the Compensation Committee’s determinations at the end of the fiscal year to those executive officers who continue to be employed as of the end of the fiscal year.

The following table shows the bonus that may have been earned under the 2013 Incentive Plan by each executive officer as a percentage of his respective annual base salary:

Name of Executive	% of Salary For FY 2013 Performance at Plan Target	% of Salary For FY 2013 Performance at Plan Maximum
Benjamin T. Rashleger	60%	108%

Paul D. Sheely (1)	45%	81%

(1)	For Mr. Sheely, “target” and “maximum” each assume achievement of all departmental goals under the 2013 Incentive Plan.

On October 15, 2013, the Compensation Committee determined that the minimum level of adjusted pretax income had not been achieved under the 2013 Incentive Plan and therefore no cash bonuses were earned by the Named Executive Officers.

Long-Term Equity Compensation

The Compensation Committee provides long-term equity compensation to the Named Executive Officers through annual, discretionary grants under our 2005 Stock Plan, as amended (the “2005 Plan”).

Effective January 8, 2013, the Board of Directors approved recommendations of the Compensation Committee with respect to the grant of non-qualified stock options with tandem stock appreciation rights to the Named Executive Officers. Mr. Rashleger was granted an option with stock appreciation rights to purchase 28,500 shares of stock. Mr. Sheely was granted an option with stock appreciation rights to purchase 9,000 shares of stock. The awards made in January 2013 were made under the 2005 Plan. Long-term equity awards are typically granted in January of each year.

The stock options have an exercise price of the fair market value of our common stock on the date of grant, vest on the 6 month, 18 month, and 30 month anniversaries of the date of grant, have a term of ten years and in other respects are subject to the terms and conditions of the 2005 Plan. The stock appreciation rights were granted for an identical number of shares in tandem with the options such that the stock appreciation rights will expire on exercise of the option and vice versa. The stock appreciation rights, if exercised, will be settled in shares of our common stock.

In determining the number of shares underlying stock options, the Compensation Committee considered the overall value of the awards.

The Compensation Committee has historically granted stock options to executive officers with tandem stock appreciation rights based upon the Compensation Committee’s belief that the stock appreciation rights with options would result in less dilution to existing shareholders.

Employment Agreements and Post-Termination Compensation

As of the end of fiscal year 2013, we were parties to the following agreements with each of the Named Executive Officers relating to his employment and post-termination compensation.

Agreements with Mr. Rashleger

When Benjamin T. Rashleger was appointed as our President and Chief Operating Officer on October 12, 2009, we and Mr. Rashleger entered into an employment offer letter, an employment (change in control) agreement and a standard form of restrictive covenant agreement governing non-disclosure of confidential information, non-competition and non-solicitation. On October 20, 2011, the Compensation Committee recommended and the Board of Directors approved a severance letter agreement between us and Mr. Rashleger in connection with his promotion to our Chief Executive Officer.

The material terms of the offer letter, employment (change in control) agreement and severance letter agreement are explained below.

Under the terms of the offer letter, Mr. Rashleger’s starting base salary was $150,000, payable according to our regular payroll practices. Mr. Rashleger is also participate in our incentive program for executive officers. He will be entitled to bonus of 70% of his base salary. For fiscal year 2010, the performance goals under the Incentive Program related to new business and profitability. Also pursuant to the offer letter, Mr. Rashleger was granted a non-qualified stock option on October 12, 2009 to purchase 10,000 shares of our common stock under the 2005 Plan. The option has an exercise price equal to the fair market value of our common stock as of the grant date, as determined under the plan. The option vested with respect to one-third of the shares underlying the option on each of the 6 month, 18 month and 30 month anniversaries of the date of grant and has a term of ten years.

The employment (change in control) agreement with Mr. Rashleger automatically renews for successive one-year periods unless we provide at least 60 days’ prior notice. However, if a Change of Control occurs, the employment (change in control) agreement will remain in effect for a period of twelve months from the date of the Change of Control. Under these agreements, if a Change in Control occurs and Mr. Rashleger’s employment is terminated by us other than for Cause or Disability or by him for Good Reason, we will pay Mr. Rashleger a severance payment in cash in a single sum within sixty days of the date of termination equal to 2.99 times the average of the annual compensation paid to him by us for the five calendar years (or such lesser number of complete calendar years or portions thereof calculated on an annualized basis) in the case of an Unapproved Change in Control and, in the case of an Approved Change in Control, 1.0 times the annual compensation for such period. Mr. Rashleger will also be entitled to participate in life, disability, accident and health insurance benefits for a period of twelve months following the Termination Date in the event of an Approved Change of Control and for thirty-six months following the Termination Date in the event of an Unapproved Change in Control, or we will reimburse Mr. Rashleger for the cost of comparable coverage. The severance payment is subject to reduction such that no portion of the payment, together with other benefits received in a change of control, would constitute a “parachute payment” or would be non-deductible solely by reason of Section 280G of the Internal Revenue Code of 1986, as amended. Capitalized terms used in this paragraph have the meaning ascribed to them in the employment (change in control) agreement.

Under the severance letter agreement, if Mr. Rashleger’s employment is terminated without Cause, we will continue to pay Mr. Rashleger his base salary in accordance with our regular payroll practices for a period of eighteen months or until he has secured other employment, whichever occurs first, and we will pay a portion of the COBRA premium until the earlier of eighteen months or the date COBRA coverage otherwise terminates. If Mr. Rashleger’s employment terminates because of his resignation, if we terminate his employment for Cause or if Mr. Rashleger’s employment terminates as a result of his death or disability, our only obligation to Mr. Rashleger is to pay any base salary earned but not yet paid. Payments under the severance letter agreement that constitute nonqualified deferred compensation may be delayed, provided that the amount of the first payment shall be increased for interest earned on the delayed payment based upon interest. Capitalized terms used in this paragraph have the meaning ascribed to them in the severance letter agreement.

Except with respect to the employment (change in control) agreement and the severance letter agreement with Mr. Rashleger, Mr. Rashleger’s employment with us is “at will.”

Agreements with Mr. Sheely

On October 7, 2009, we entered into a severance letter agreement with Paul D. Sheely. Under the severance letter agreement, if Mr. Sheely’s employment is terminated without Cause, we will continue to pay Mr. Sheely his base salary in accordance with our regular payroll practices for a period of twelve months or until he has secured other employment, whichever occurs first, and we will pay a portion of the COBRA premium until the earlier of twelve months or the date COBRA coverage otherwise terminates. If Mr. Sheely’s employment terminates because of his resignation, if we terminate his employment for Cause or if Mr. Sheely’s employment terminates as a result of his death or disability, our only obligation to Mr. Sheely is to pay any base salary earned but not yet paid. Payments under the severance letter agreement that constitute nonqualified deferred compensation may be delayed, provided that the amount of the first payment shall be increased for interest earned on the delayed payment based upon interest. Capitalized terms used in this paragraph have the meaning ascribed to them in the severance letter agreement. On October 7, 2009, Mr. Sheely also entered into the form of restrictive covenant agreement governing non-disclosure of confidential information, non-competition and non-solicitation.

We also have entered into a employment (change of control) agreement with Mr. Sheely that is dated January 11, 2001 and that was amended on November 1, 2002 and on December 29, 2008. This employment (change of control) agreement with Mr. Sheely is the same as the employment (change of control) agreement between us and Mr. Rashleger explained above. Except with respect to this agreement and the severance agreement described above, Mr. Sheely’s employment with us is “at will.”

Payments Upon a Change of Control

In general, a “Change of Control” would include a change resulting from the acquisition of 50% or more of our outstanding voting stock by any person, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or WSI Industries disposing of 75% or more of our assets, other than to an entity owned 50% or greater by WSI Industries or any of our subsidiaries.

If a change of control which was not approved by the Board of Directors had occurred at the end of fiscal year 2013 and the executives’ employment was terminated without cause or by the executive for good reason, the executive officers would have received the following approximate payment pursuant to the employment agreements: Mr. Rashleger, $797,113 and Mr. Sheely, $556,707.

The calculation above also does not reflect the value of acceleration of vesting of stock options, lapse of restrictions on restricted stock, or lapse of restrictions on performance based restricted stock that would be received by a Named Executive Officer if a change of control had occurred at the end of fiscal year 2013. Under the 2005 Plan, unless the stock option agreement provides otherwise, any stock option granted under the 2005 Plan will be exercisable in full, without regard to any installment exercise provisions, for a period specified us, but not to exceed 60 days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of WSI Industries, other than in conjunction with a bankruptcy or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization or similar occurrence where we will not be the surviving entity; or (iii) the transfer of substantially all of our assets, or 75% or more of the outstanding our stock. Additionally, the form of agreement evidencing the restricted stock and performance based restricted stock granted under the 2005 Plan provides that all restrictions with respect to any restricted shares will lapse on the date determined by the Compensation Committee prior to, but in no event more 60 days prior to, the occurrence of any of these same events.

Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during the fiscal year for (i) Benjamin T. Rashleger who served as our Chief Executive Officer during fiscal year 2013 and for the portion of fiscal year 2012 beginning January 1, 2012 and as our President and Chief Operating Officer prior to that time; and (iii) Paul D. Sheely, who served as our Chief Financial Officer in fiscal year 2013 and 2012 (together referred to as our “Named Executive Officers”). Other than the Named Executive Officers, no other person served as an executive officer during fiscal year 2013.

Name and Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compen-sation ($)(2)	All Other Compen-sation ($)(3)	Total ($)
Benjamin T. Rashleger	2013	$235,846	$—	$110,605	$—	$8,895	$355,346
Chief Executive Officer	2012	$209,769	$38,025	$43,339	$125,862	$8,430	$425,425
Paul D. Sheely	2013	$145,533	$—	$34,928	$—	$7,547	$188,008
Chief Financial Officer	2012	$140,200	$10,140	$14,446	$70,100	$6,599	$241,485

(1)

Represents the aggregate grant date fair value of stock and stock option awards in the respective fiscal year, each as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model using the assumptions discussed in Note 5, “Stock Based Compensation,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended August 25, 2013 and in our Annual Report on Form 10-K for the year ended August 26, 2012.

(2)

Represents bonuses paid to the Named Executive Officers under the cash incentive plan in effect for the fiscal year indicated, which are reported for the year in which the related services were performed.

(3)	Amounts represent matching contributions by WSI Industries under our 401(k) Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at August 25, 2013.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Benjamin T. Rashleger	10,000	—	$3.00	10/11/2019	—	—
Benjamin T. Rashleger	10,000	—	$6.82	10/21/2020	—	—
Benjamin T. Rashleger	10,000	—	$4.93	1/09/2021	—	—
Benjamin T. Rashleger	10,000	5,000	$5.07	1/09/2022	—	—
Benjamin T. Rashleger	9,500	19,000	$6.38	1/08/2023	—	—
Benjamin T. Rashleger	—	—	—	—	1,712	$10,614
Benjamin T. Rashleger	—	—	—	—	1,021	$6,330
Benjamin T. Rashleger	—	—	—	—	5,107	$31,663
Benjamin T. Rashleger	—	—	—	—	269	$1,668
Paul D. Sheely	5,000	—	$3.44	1/03/2016	—	—
Paul D. Sheely	7,500	—	$3.47	2/22/2017	—	—
Paul D. Sheely	7,500	—	$5.39	1/08/2018	—	—
Paul D. Sheely	7,500	—	$3.46	1/07/2019	—	—
Paul D. Sheely	5,000	—	$2.13	1/05/2020	—	—
Paul D. Sheely	5,000	—	$4.93	1/09/2021	—	—
Paul D. Sheely	3,333	1,667	$5.07	1/09/2022	—	—
Paul D. Sheely	3,000	6,000	$6.38	—	—	—
Paul D. Sheely	—	—	—	—	682	$4,228
Paul D. Sheely	—	—	—	—	1,362	$8,444
Paul D. Sheely	—	—	—	—	175	$1,085

(1)	Includes shares distributed as a dividend with respect to the restricted stock.

All options referred to above vest as to one-third of the shares six months from the date of grant, one-third of the shares eighteen months from date of grant and one-third of the shares thirty months from the date of grant. The expiration date of each option is the ten-year anniversary of the date of grant of such option. On February 23, 2007, the Board of Directors granted stock appreciation rights for an identical number of shares in tandem with all outstanding stock options. The stock appreciation rights will expire on exercise of the stock option and vice versa. The stock appreciation rights, if exercised, will be settled in shares of our common stock. All stock options granted after February 23, 2007 have been granted with tandem stock appreciation rights.

The shares of restricted stock are restricted for a period of three years and during such restriction period, the shares of restricted stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and also are subject to the risk of forfeiture. The restrictions and risk of forfeiture will lapse as to one-third of the restricted shares on each of the first three anniversaries of the date of grant. Cash dividends paid prior to a lapse of restrictions on the restricted stock will be reinvested in additional shares of restricted stock. All restrictions on such reinvested shares of restricted stock will lapse on the next date that the corresponding one-third of the restricted shares restrictions lapse.

PROPOSAL 2:
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) require public companies to hold advisory (non-binding) votes on executive compensation. The advisory vote on executive compensation is commonly known as “say-on-pay”. The Dodd-Frank Act say-on-pay requirements are first applicable to WSI Industries with this 2014 Annual Meeting. Accordingly, the Board of Directors is asking shareholders to cast an advisory vote on Named Executive Officer compensation as described in this proxy statement.

As described in detail in the section entitled “Executive Compensation – Explanation of Compensation,” our executive compensation programs are designed to provide our Named Executive Officers with incentives to improve our financial performance. Under these programs, our Named Executive Officers are rewarded for the achievement of specific goals that we believe are critical to our success. Shareholders are encouraged to read the Executive Compensation section of this proxy statement for a more detailed discussion of our executive compensation programs, including information about the fiscal year 2013 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Annual Meeting:

 RESOLVED, that the shareholders of WSI Industries, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the rules of the Securities and Exchange Commission in WSI Industries, Inc.’s proxy statement for the 2014 Annual Meeting of Shareholders.

Approval of this Proposal 2 requires the affirmative vote of the holders of the majority of the shares of common stock represented at this Annual Meeting and entitled to vote on this Proposal 2. The advisory vote will not be binding on the Compensation Committee or the Board of Directors. However, they will carefully consider the outcome of the vote and take into consideration concerns raised by shareholders when determining future compensation arrangements. Proxies will be voted in favor of Proposal 2 unless otherwise indicated.

The Board of Directors Recommends a Vote FOR
Advisory Approval of Named Executive Officer Compensation.

PROPOSAL 3:
ADVISORY VOTE ON FREQUENCY OF FUTURE
EXECUTIVE COMPENSATION ADVISORY VOTES

The Dodd-Frank Act requires that we offer our shareholders the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the rules of the Securities Exchange Commission, such as Proposal 2 included on the prior page of this proxy statement. By voting on this Proposal 3, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every year, every two years, or every three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for WSI Industries, and therefore our Board of Directors recommends that you vote for “3 Years” for every three year as the frequency for future advisory votes on executive compensation.

In formulating its recommendation, our Board of Directors considered that a advisory vote on executive compensation that occurs every three years will allow our shareholders to provide us with their timely input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement. Our Board of Directors also believes that a triennial vote is most effective timeframe for us to engage with shareholders to understand the voting results and develop a response to the voting results before the next advisory vote on executive compensation.

Shareholders may cast a vote on their preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting when they vote in response to the resolution set forth below.

RESOLVED, that the option of every year, every two years, or every three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which WSI Industries, Inc. is to hold a shareholder advisory vote to approve the compensation of the Named Executive Officers as disclosed pursuant to the rules of the Securities and Exchange Commission.

The option of every year, every two years or every three years that receives a plurality of the votes cast at the Annual Meeting by shareholders voting on Proposal 3 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

The advisory vote will not be binding on the Board of Directors. While the Board will carefully consider the outcome of the vote, the Board may decide that it is in the best interests of our shareholders and WSI Industries to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. Proxies will be voted in favor of “3 Years” unless otherwise indicated.

The Board of Directors Recommends a Vote for
3 YEARS as the Frequency of Future Executive Compensation Advisory Votes.

DIRECTOR COMPENSATION

Directors who are not employees of WSI Industries earned an annual retainer of $10,000 for service in fiscal year 2013. Each non-employee director is paid a fee of $500 for each meeting of the Board of Directors or any committee attended, except for committee meetings that immediately precede or follow a Board meeting. The chairs of the Compensation Committee and Audit Committee receive an additional $1,000 annual retainer. Effective January 5, 2011, the Board of Directors appointed Burton F. Myers II to serve as lead director and in connection with that service, Mr. Myers received an additional $1,000 annual retainer.

Under the 2005 Stock Plan, each non-employee director will receive at the time of election or re-election to the Board by the shareholders an option to purchase 2,000 shares of our common stock at a purchase price equal to the fair market value of our common stock on the date of such election or reelection. The term of each director option will be five years, unless the director ceases serving on the Board, in which event the option expires within 30 days of termination of service. Each director option will be exercisable in installments of 25% beginning six months after the date of grant, and 25% on each of the three subsequent anniversaries of the date of grant.

We established a retirement program in 1982 for directors not covered by any of our other retirement plans that provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the director retires if age 65 or older, or at age 65 if the director ceases to serve as a director prior to age 65. The retirement benefit is subject to proportionate reduction if the director has served us less than 15 years. Benefits are payable during the lifetime of the retired director, but not exceeding 10 years. On January 9, 2008, we eliminated the director retirement program for all board members elected on or after January 9, 2008 (other than those serving as a board member prior to January 9, 2008). No director serving in fiscal year 2013 received any benefits from the director retirement program in fiscal year 2013 and four former directors received benefits under this program in fiscal year 2013.

The following table shows for fiscal year 2013, the cash and other compensation paid to each of our Board members.

Name of Director	Fees Earned/Paid In Cash ($)(1)	Option Awards ($) (2)	Total Compensation
Michael J. Pudil	$22,500	$7,440	$29,940
Thomas C. Bender	$13,500	$7,440	$20,940
James D. Hartman	$13,500	$7,440	$20,940
Burton F. Myers II	$13,500	$7,440	$20,940
(1)	Represents cash retainer and meeting fees paid in fiscal year 2013 as described above.

(2)

Represents the aggregate grant date fair value of stock option awards in fiscal year 2013, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model using the assumptions discussed in Note 5, “Stock Based Compensation,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended August 25, 2013.

The aggregate number of stock options outstanding at August 25, 2013 held by directors then serving was: Mr. Pudil, 4,000 shares; Mr. Bender, 10,000 shares; Mr. Hartman, 8,000 shares; Mr. Myers, 10,000 shares; and Mr. Rashleger, 73,500 shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of fiscal year 2013, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years and in which any related person had or will have a direct or indirect material interest.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has reappointed Schechter Dokken Kanter Andrews & Selcer Ltd. (“SDK”) as our independent registered public accountants for fiscal year ended August 31, 2014. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of SDK as our independent registered public accountants for ratification. In the event the shareholders do not ratify the reappointment of SDK, the Audit Committee will reconsider the selection.

Approval of Proposal 4, ratification of the appointment of SDK requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on this proposal or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

The Board of Directors Recommends a Vote FOR
Ratification of the Appointment of Schechter Dokken Kanter Andrews & Selcer Ltd.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Schechter Dokken Kanter Andrews & Selcer Ltd., independent registered public accountants, served as our independent registered public accountants for the fiscal year ended August 25, 2013. Our Audit Committee has selected SDK to serve as our auditors for the fiscal year ended August 31, 2014 and is asking our shareholders to ratify such appointment at this Annual Meeting.

Representatives of SDK are expected to be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

Accountant Fees and Services

The following is an explanation of the fees billed to us by SDK for professional services rendered for the fiscal years ended August 25, 2013 and August 26, 2012, which totaled $74,550 and $72,400, respectively.

Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, or other services normally provided by SDK in connection with statutory and regulatory filings or engagements for the fiscal years ended August 25, 2013 and August 26, 2012 totaled $66,800 and $65,000, respectively.

Tax Fees. The aggregate fees billed to us by SDK for professional services related to tax compliance, tax advice, and tax planning, including federal, state and local income tax matters, for the fiscal years ended August 25, 2013 and August 26, 2012 totaled $7,750 and $7,400, respectively.

All Other Fees. Other than those described above, there were no fees billed to us by SDK for professional services for fiscal years ended August 25, 2013 or August 26, 2012.

Audit Committee Pre-Approval Procedures

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2013 were pre-approved by the Audit Committee or a member of the committee before SDK was engaged to render the services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended August 25, 2013 all Section 16(a) filing requirements applicable to its insiders were complied with.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES
FOR 2015 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The WSI Industries, Inc. 2015 Annual Meeting of Shareholders is expected to be held on or about December 18, 2014 and proxy materials in connection with that meeting are expected to be mailed on or about November 17, 2014. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office on or before July 18, 2014 in order to be considered for inclusion in the Board of Directors’ proxy statement and proxy card for the 2015 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

Pursuant to our Amended and Restated Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under our Amended and Restated Bylaws, the notice must be given by such shareholder to the Secretary of WSI Industries not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under “Corporate Governance – Director Nominations” and in our Amended and Restated Bylaws. In addition, if we receive notice of a shareholder proposal less than 45 days before the date on which we first mailed our materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2014 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

The WSI Industries Board of Directors knows of no matters other than the foregoing to be brought before the Annual Meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

Our Annual Report to Shareholders for the fiscal year ended August 25, 2013 is being mailed to shareholders with this proxy statement. Shareholders may receive without charge a copy of our Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: WSI Industries, Inc., 213 Chelsea Road, Monticello, MN 55362, Attention: Paul D. Sheely, or by calling us at (763) 295-9202.

By Order of the Board of Directors,

Michael J. Pudil
Chairman

WSI

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/wsci
Use the Internet to vote your proxy until 12:00 p.m. (CT) on December 17, 2013.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on December 17, 2013.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Each Nominee Named Below, for 3 Years and FOR Each Other Proposal.

1. Election of directors: 01 Thomas C. Bender, 02 James D. Hartman, 03 Burton F. Myers II, 04 Michael J. Pudil, 05 Benjamin T. Rashleger

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Advisory vote to approve Named Executive Officer compensation. ☐ For ☐ Against ☐ Abstain

3. Advisory vote on the frequency of future executive officer compensation advisory votes. ☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

4. A proposal to ratify and approve the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as the independent registered public accounting firm for WSI Industries, Inc. for the fiscal year ending August 31, 2014. ☐ For ☐ Against ☐ Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE, FOR "3 YEARS" AND FOR EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

Address Change? Mark box, sign, and indicate changes below: ☐ I plan to attend the meeting ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

WSI INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, December 18, 2013
1:00 p.m. Local Time

213 Chelsea Road
Monticello, Minnesota 55362

WSI Industries, Inc.
213 Chelsea Road
Monticello, Minnesota 55362

proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Benjamin T. Rashleger or Paul D. Sheely, or any of them, as proxy (with full power to act alone and with the power of substitution and revocation) to represent the undersigned at the WSI Industries, Inc. Annual Meeting of Shareholders to be held at 1:00 p.m., local time, at the Company's offices at 213 Chelsea Road, Monticello, Minnesota, 55362 on December 18, 2013, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of common stock of WSI Industries, Inc. of record in the name of the undersigned at the close of business on October 21, 2013, hereby revoking all former proxies.

See reverse for voting instructions.